UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, Archer-Daniels-Midland Company (the “Company”) announced that Vincent F. Macciocchi, Senior Vice President, President, Nutrition, and Chief Sales and Marketing Officer of the Company, will be retiring, effective December 31, 2023. Effective as of November 10, 2023, Ian Pinner, who currently serves as Senior Vice President, Strategy and Innovation of the Company, will succeed Mr. Macciocchi as Senior Vice President, President, Nutrition, and Chief Sales and Marketing Officer of the Company. Mr. Macciocchi will support Mr. Pinner during the transition through year-end.

A press release regarding the matters disclosed above is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

99.1	Press release dated November 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: November 13, 2023	By	/s/ R. B. Jones
R. B. Jones
Senior Vice President, General Counsel, and Secretary